Exhibit 15

November 13, 2001

Xcel Energy Inc.:

      We are aware that Xcel Energy Inc. has incorporated by reference in its Registration Statement of Form S-8 No. 333-54460 (relating to the Xcel Energy Executive Annual Incentive Award Plan), Registration Statement of Form S-8 No. 333-51786 (relating to the Xcel Energy Executive Long-Term Incentive Award Stock Plan), Registration Statements on Form S-3 No. 333-00415 and 333-91497 (relating to the Northern States Power Co. Dividend Reinvestment and Stock Purchase Plan), Registration Statement on Form S-8 No. 2-61264 (relating to the Northern States Power Co. Employee Stock Ownership Plan), Registration Statements on Form S-8 No. 33-38700 and 333-91495 (relating to the Northern States Power Co. Executive Long-Term Incentive Award Stock Plan), Registration Statement on Form S-8 No. 333-48610 (relating to New Century Energies, Inc. Omnibus Incentive Plan, Public Service Co. of Colorado Omnibus Incentive Plan, Southwestern Public Service Co. 1989 Stock Incentive Plan, Southwestern Public Service Co. Employee Investment Plan, and Southwestern Public Service Co. Directors’ Deferred Compensation Plan), Registration Statement on Form S-8 No. 333-48604 (relating to New Century Energies, Inc. Employee Investment Plan for Bargaining Unit Employees and Former Non-Bargaining Unit Employees, New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Bargaining Unit Employees and Former Non-Bargaining Unit Employees, and New Century Energies, Inc. Employees’ Savings and Stock Ownership Plan For Non-Bargaining Unit Employees), Registration Statement on Form S-8 No. 333-48590 (relating to Xcel Energy Inc. Omnibus Incentive Plan), Registration Statement on Form S-3 No. 333-46842 (relating to Xcel Energy’s $1,000,000,000 Principal Amount of Debt Securities), Registration Statement on Form S-3 No. 333-36270 (relating to Xcel Energy’s Direct Purchase Plan), and Registration Statement on Form S-3 No. 333-35482 (relating to acquisition of Natrogas, Inc.) and its Form 10-Q for the quarter ended September 30, 2001, which includes our report dated November 13, 2001 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our Firm or a report prepared or certified by our Firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

ARTHUR ANDERSEN LLP